Exhibit 10.2

INNOVATIVE INDUSTRIAL PROPERTIES, INC.

2016 OMNIBUS INCENTIVE PLAN

RESTRICTED STOCK AWARD GRANT NOTICE AND
RESTRICTED STOCK AWARD AGREEMENT

Innovative Industrial Properties, Inc., a Maryland corporation (the “Company”), pursuant to its 2016 Omnibus Incentive Plan (the “Plan”), hereby grants to the individual listed below (“Participant”) the number of shares of Class A common stock of the Company (the “Shares”) set forth below. This Restricted Stock award is subject to all of the terms and conditions as set forth herein, in the Restricted Stock Award Agreement attached hereto as Exhibit A (the “Restricted Stock Agreement”) and the Plan, which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in this Grant Notice and the Restricted Stock Agreement shall have the same defined meanings specified in the Plan.

Participant:
Grant Date:
Total Number of Shares of Restricted Stock:
Vesting Schedule:

________ (____) of the Shares granted hereunder shall be released from the Forfeiture Restriction on each of the first ____ (__) anniversaries of the Grant Date, provided that the Participant continues to an employee of the Company or a Non-Employee Director on each such date.

By his or her signature, Participant agrees to be bound by the terms and conditions of the Plan, the Restricted Stock Agreement and this Grant Notice. Participant has reviewed the Restricted Stock Agreement, the Plan and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the Restricted Stock Agreement and the Plan. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator of the Plan upon any questions arising under the Plan, this Grant Notice or the Restricted Stock Agreement.

INNOVATIVE INDUSTRIAL PROPERTIES, INC.	PARTICIPANT

By:	By:
Print Name:	Print Name:
Title:

Address:	Address:

CONSENT OF SPOUSE

I, ____________________, spouse of______________, have read and approve this Grant Notice, and the attached Restricted Stock Agreement. In consideration of issuing to my spouse the shares of the Class A common stock of Innovative Industrial Properties, Inc. set forth in this Grant Notice, I hereby appoint my spouse as my attorney-in-fact in respect to the exercise of any rights under this Grant Notice and agree to be bound by the provisions of this Grant Notice insofar as I may have any rights in said Grant Notice or any shares of the Class A common stock of Innovative Industrial Properties, Inc. issued pursuant thereto under the community property laws or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Grant Notice.

Dated: _______________, 20__
Signature of Spouse

EXHIBIT A

TO RESTRICTED STOCK AWARD GRANT NOTICE

RESTRICTED STOCK AWARD AGREEMENT

Pursuant to the Restricted Stock Award Grant Notice (“Grant Notice”) to which this Restricted Stock Award Agreement (this “Agreement”) is attached, Innovative Industrial Properties, Inc., a Maryland corporation (the “Company”), has granted to Participant the number of shares of Class A common stock of the Company (the “Stock”) under the Company’s 2016 Omnibus Incentive Plan (the “Plan”) indicated in the Grant Notice. The Shares are subject to the terms and conditions of the Plan which are incorporated herein by reference. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and the Grant Notice.

ARTICLE I

ISSUANCE OF SHARES

1.1       Issuance of Shares. Pursuant to the Plan and subject to the terms and conditions of this Agreement, effective on the Grant Date, the Company irrevocably grants to Participant the number of shares of Stock set forth in the Grant Notice (the “Shares”), in consideration of Participant’s employment with or service to the Company or one of its Subsidiaries on or before the Grant Date, for which the Administrator has determined Participant has not been fully compensated, and the Administrator has determined that the benefit received by the Company as a result of such employment or service has a value that exceeds the aggregate par value of the Shares, which Shares, when issued in accordance with the terms hereof, shall be fully paid and nonassessable.

1.2       Issuance Mechanics. On the Grant Date, the Company shall issue the Shares to Participant and shall, at the Company’s election, (a) cause a stock certificate or certificates representing the Shares to be registered in the name of Participant, or (b) cause such Shares to be held in book entry form. If a stock certificate is issued, it shall be delivered to and held in custody by the Company and shall bear the restrictive legends required by Section 4.1 below. If the Shares are held in book entry form, then such entry will reflect that the Shares are subject to the restrictions of this Agreement. Participant’s execution of a stock assignment in the form attached as Exhibit B to the Grant Notice (the “Stock Assignment”) shall be a condition to the issuance of the Shares.

ARTICLE II

FORFEITURE AND TRANSFER RESTRICTIONS

2.1       Forfeiture Restriction. Subject to the provisions of Section 2.2 below and Section 17(b) of the Plan, in the event of Participant’s cessation of employment with or service to the Company for any reason, including as a result of Participant’s death or Disability, all of the Unreleased Shares (as defined below) shall thereupon be forfeited immediately and without any further action by the Company (the “Forfeiture Restriction”). Upon the occurrence of such a forfeiture, the Company shall become the legal and beneficial owner of the Unreleased Shares and all rights and interests therein or relating thereto, and the Company shall have the right to retain and transfer to its own name the number of Unreleased Shares being forfeited by Participant. The Unreleased Shares and Participant’s executed stock assignment in the form attached as Exhibit B to the Grant Notice shall be held by the Company in accordance with Section 2.4 until the Shares are forfeited as provided in this Section 2.1, until such Unreleased Shares are fully released from the Forfeiture Restriction, or until such time as this Agreement no longer is in effect. Participant hereby authorizes and directs the Secretary of the Company, or such other person designated by the Committee, to transfer the Unreleased Shares which have been forfeited pursuant to this Section 2.1 from Participant to the Company.

2.2       Release of Shares from Forfeiture Restriction. The Shares shall be released from the Forfeiture Restriction in accordance with the vesting schedule set forth in the Grant Notice. Any of the Shares which, from time to time, have not yet been released from the Forfeiture Restriction are referred to herein as “Unreleased Shares.” In the event any of the Shares are released from the Forfeiture Restriction, any dividends or other distributions paid on such Shares and held by the Company pursuant to Section 2.4 shall be promptly paid by the Company to Participant. As soon as administratively practicable following the release of any Shares from the Forfeiture Restriction, the Company shall, as applicable, either deliver to Participant the certificate or certificates representing such Shares in the Company’s possession belonging to Participant, or, if the Shares are held in book entry form, then the Company shall remove the notations on the book form. Participant (or the beneficiary or personal representative of Participant in the event of Participant’s death or incapacity, as the case may be) shall deliver to the Company any representations or other documents or assurances as the Company or its representatives deem necessary or advisable in connection with any such delivery.

2.3       Transfer Restriction. No Unreleased Shares or any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Participant or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect.

2.4       Escrow. The Unreleased Shares and Participant’s executed Stock Assignment shall be held by the Company until the Shares are forfeited as provided in Section 2.1, until such Unreleased Shares are fully released from the Forfeiture Restriction, or until such time as this Agreement no longer is in effect. In such event, Participant shall not retain physical custody of any certificates representing Unreleased Shares (as defined below) issued to Participant. Participant, by acceptance of this Award, shall be deemed to appoint, and does so appoint, the Company and each of its authorized representatives as Participant’s attorney(s)-in-fact to effect any transfer of forfeited Unreleased Shares (and any dividends or other distributions paid on such Shares) to the Company as may be required pursuant to the Plan or this Agreement, and to execute such representations or other documents or assurances as the Company or such representatives deem necessary or advisable in connection with any such transfer. The Company, or its designee, shall not be liable for any act it may do or omit to do with respect to holding the Shares in escrow and while acting in good faith and in the exercise of its judgment.

2.5       Rights as Stockholder. Except as otherwise provided herein, upon issuance of the Shares by the Company, Participant shall have all the rights of a stockholder with respect to said Shares, subject to the restrictions herein, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares.

2.6       Ownership Limit and REIT Status. The Forfeiture Restriction on the Shares shall not lapse if the lapsing of such restrictions would likely result in any of the following:

(a) a violation of the restrictions or limitations on ownership provided for from time to time under the terms of the organizational documents of the Company; or

(b) income to the Company that could impair the Company’s status as a real estate investment trust, within the meaning of Sections 856 through 860 of the Code.

ARTICLE III

TAXATION REPRESENTATIONS

Participant represents to the Company the following:

(a)       Participant has reviewed with his or her own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Participant understands that Participant (and not the Company) shall be responsible for his or her own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

(b)       Notwithstanding anything to the contrary in this Agreement, the Company shall be entitled to require payment (which payment may be made in cash, by deduction from other compensation payable to Participant or in any form of consideration permitted by the Plan) of any sums required by federal, state or local tax law to be withheld with respect to the issuance, lapsing of restrictions on or sale of the Shares. The Company shall not be obligated to deliver any stock certificate representing vested Shares to Participant or Participant’s legal representative, or, if the Shares are held in book entry form, to remove the notations on the book form, unless and until Participant or Participant’s legal representative shall have paid or otherwise satisfied in full the amount of all federal, state and local taxes applicable to the taxable income of Participant resulting from the issuance, lapsing of restrictions on or sale of the Shares.

(c)       Participant covenants that he or she will not make an election under Section 83(b) of the Code with respect to the receipt of any of the Shares without the consent of the Administrator, which the Administrator may grant or withhold in its sole discretion.

ARTICLE IV

Restrictive Legends and Stop-Transfer Orders

4.1       Legends. The certificate or certificates representing the Shares, if any, shall bear the following legend (as well as any legends required by applicable state and federal corporate and securities laws):

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO FORFEITURE IN FAVOR OF THE COMPANY AND MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF A RESTRICTED STOCK AWARD AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

4.2       Refusal to Transfer; Stop-Transfer Notices. The Company shall not be required (a) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (b) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred. Participant agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

4.3       Removal of Legend. After such time as the Forfeiture Restriction shall have lapsed with respect to the Shares, and upon Participant’s request, a new certificate or certificates representing such Shares shall be issued without the legend referred to in Section 4.1, and delivered to Participant. If the Shares are held in book entry form, the Company shall cause any restrictions noted on the book form to be removed.

ARTICLE V

Miscellaneous

5.1       Governing Law; Limitation on Actions. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Maryland, without giving effect to principles of conflicts of law. Any legal action or proceeding with respect to this Agreement and all acts and transactions pursuant hereto may only be brought and determined in (i) a court sitting in the State of California, and (ii) a “bench” trial, and any party to such action or proceeding shall agree to waive its right to a jury trial. In accordance with Section 17(g) of the Plan, any legal action or proceeding with respect to this Agreement and all acts and transactions pursuant hereto, must be brought within one year (365 days) after the day the complaining party first knew or should have known of the events giving rise to the complaint.

5.2       Entire Agreement; Enforcement of Rights. This Agreement and the Plan set forth the entire agreement and understanding of the parties relating to the subject matter herein and merge all prior discussions between them. Subject to Section 14(c) of the Plan, no modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement.

5.3       Bound by Plan; Interpretation. Participant hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all of the terms and provisions therein. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan (as such may be amended from time to time in accordance with the terms of the Plan), the applicable terms and provisions of the Plan will govern.

5.4       Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

5.5       Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient when delivered personally or sent by electronic mail (with return receipt requested and received) or fax or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified, if to the Company, at its principal offices, and if to Participant, at Participant’s address, electronic mail address or fax number in the Company’s employee records or as subsequently modified by written notice.

5.6       Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

5.7       Successors and Assigns. The rights and benefits of this Agreement shall inure to the benefit of, and be enforceable by the Company’s successors and assigns. The Company may assign its rights under this Agreement to any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company without the prior written consent of Participant. The rights and obligations of Participant under this Agreement may only be assigned with the prior written consent of the Company.

5.8       Conformity to Securities Laws. Participant acknowledges that the Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Shares are to be issued, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

5.9       No Right to Continued Service. EXCEPT AS MAY BE PROVIDED IN ANY EMPLOYMENT AGREEMENT WITH THE PARTICIPANT, THE PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE LAPSING OF THE FORFEITURE RESTRICTION PURSUANT TO SECTION 2.1 HEREOF IS EARNED ONLY BY CONTINUING SERVICE TO THE COMPANY, OR ONE OF ITS SUBSIDIARIES AS AN “AT WILL” EMPLOYEE OR CONSULTANT OF THE COMPANY, OR ONE OF ITS SUBSIDIARIES OR A NON-EMPLOYEE DIRECTOR OF THE COMPANY (AND NOT THROUGH THE ACT OF BEING HIRED OR ACQUIRING SHARES HEREUNDER). THE PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE FORFEITURE RESTRICTION SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS AN EMPLOYEE, CONSULTANT OR NON-EMPLOYEE DIRECTOR FOR SUCH PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH THE COMPANY’S, OR ANY OF ITS SUBSIDIARIES’ RIGHT TO TERMINATE THE PARTICIPANT’S EMPLOYMENT OR SERVICE TO THE COMPANY AT ANY TIME, WITH OR WITHOUT CAUSE.

EXHIBIT B

TO RESTRICTED STOCK AWARD GRANT NOTICE

STOCK ASSIGNMENT

FOR VALUE RECEIVED, the undersigned, ______________, hereby sells, assigns and transfers unto INNOVATIVE INDUSTRIAL PROPERTIES, INC., a Maryland corporation, _________ shares of the Class A common stock of INNOVATIVE INDUSTRIAL PROPERTIES, INC., a Maryland corporation, standing in its name of the books of said corporation represented by Certificate No. _____ herewith and do hereby irrevocably constitute and appoint ___________________ to transfer the said stock on the books of the within named corporation with full power of substitution in the premises.

This Stock Assignment may be used only in accordance with the Restricted Stock Award Grant Notice and Restricted Stock Award Agreement between INNOVATIVE INDUSTRIAL PROPERTIES, INC. and the undersigned dated __________ __ , 20__.

Dated: _______________, _______

INSTRUCTIONS: Please do not fill in the blanks other than the signature line. The purpose of this assignment is to enable the Company to enforce the Forfeiture Restriction as set forth in the Restricted Stock Award Grant Notice and Restricted Stock Award Agreement, without requiring additional signatures on the part of the Participant.

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